Exhibit 10.3
ALKERMES, INC.

This Indemnification Agreement (“Agreement”) is made as of                                                        2011 by and between Alkermes, Inc., a Pennsylvania corporation (the “Company”), and (“Indemnitee”).

RECITALS

WHEREAS, the Company entered into a business combination agreement and plan of merger dated May 9, 2011 with Elan Corporation, plc, Alkermes plc (f/k/a Antler Science Two plc), an Irish public limited company, (the “Parent Company”), Antler Acquisition Corp. and certain other parties pursuant to which the shareholders of the Company would become ordinary shareholders of the Parent Company, a new holding company, and the Company would become a wholly owned subsidiary of the Parent Company in a business combination transaction;

WHEREAS, it is essential to the Company and the Parent Company that the Parent Company attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as directors and secretary of the Parent Company and its subsidiaries (collectively, the “Alkermes Group” and each, an “Alkermes Company”), and it is beneficial to the Company for the Parent Company to be able to attract such professionals;

WHEREAS, highly experienced and capable persons are more reluctant to serve publicly held companies as directors or in other capacities unless they are provided with adequate protection through insurance, indemnification and exculpation against risks of claims and actions against them arising out of their services to and activities on behalf of the company and its subsidiaries;

WHEREAS, due to restrictions imposed by Irish law, the Parent Company is not able to provide for exculpation of its directors and secretary or to confer indemnification and expense advancement rights on its directors and secretary as broad as the indemnification and expense advancement rights provided by the Company to its directors and officers prior to the completion of the business combination transaction;

WHEREAS, in light of the limited ability under Irish law for the Parent Company to exculpate or commit in advance to indemnify or advance expenses to its directors and secretary or the directors and secretaries of its subsidiaries, it is reasonable, prudent and desirable for the Company, acting in its own best interests as a member of the Alkermes Group, contractually to obligate itself to indemnify, and, if so requested by Indemnitee, to advance expenses, as provided herein, to an extent substantially similar to that provided by the Company prior to the completion of the business combination transaction to its similarly situated directors and officers, and contractually to provide additional procedural protections to ensure that such indemnification and expense advancement rights will in fact be available to Indemnitee so long as Indemnitee acts in good faith in the performance of Indemnitee’s duties to the Alkermes Group;

WHEREAS, in order to induce Indemnitee to provide services to the Parent Company and/or any other Alkermes Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee To The Maximum Extent Permitted By Law;

WHEREAS, Indemnitee does not regard the protection currently provided by applicable law, the Alkermes Companies’ governing documents and available insurance as adequate under the present circumstances, and Indemnitee may not be willing to continue to serve in such capacity without additional protection;

WHEREAS, the board of directors of the Parent Company (the “Parent Board”) has determined that the increased difficulty in attracting and retaining highly qualified persons such as Indemnitee is detrimental to the best interests of the Parent Company’s shareholders and that the Parent Company should act, through the Company, to assure Indemnitee that there will be increased certainty of such protection in the future;

WHEREAS, because Indemnitee will make important decisions affecting the Company, including with respect to major corporate transactions and reorganizations, the board of directors of the Company (the “Board”) has determined that it is in the best interests of the Company to ensure that Indemnitee obtain indemnification and expense advancement in connection with his or her service to the Alkermes Group; and

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided in the articles of association or other governing documents of any Alkermes Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.  Services to the Company.  Indemnitee agrees to serve as a director and/or secretary of the Parent Company and/or certain other Alkermes Companies. Indemnitee may at any time and for any reason resign from such position(s) (subject to any other contractual obligation or any obligation imposed by law), in which event no Alkermes Company shall have an obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company, any other Alkermes Company or any Enterprise and Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director and/or secretary of the Parent Company or any of its subsidiaries.

Section 2.  Definitions.

As used in this Agreement:

(a)           “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than an Alkermes Company, or a trustee or other fiduciary holding securities under an employee benefit plan of the Alkermes Group, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Parent Company representing twenty-five percent (25%) or more (or in the case of Elan Corporation, plc, or any of its subsidiaries, thirty-five percent (35%) or more) of the total voting power represented by the Parent Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Parent Board and any new director whose election to the Parent Board or nomination for election by the Parent Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Parent Company approve a merger, scheme of arrangement or consolidation of the Parent Company with any other corporation, other than a merger, scheme of arrangement or consolidation which would result in the Voting Securities of the Parent Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the Voting Securities of the Parent Company or such surviving entity outstanding immediately after such merger, scheme of arrangement or consolidation, or (iv) the shareholders of the Parent Company approve a plan of complete liquidation of the Parent Company or an agreement for the sale or disposition by the Parent Company of (in one transaction or a series of transactions) all or substantially all of the assets of the Parent Company, except in the event of a sale of assets to an entity in which more than 50% of the Voting Securities of such entity is owned by shareholders of the Parent Company in substantially the same proportion as their ownership of Voting Securities immediately prior to the sale.

(b)           “Corporate Status” describes the status of a person as a current or former Representative of an Alkermes Company or of any other Enterprise which such person is or was serving at the request of an Alkermes Company.

(c)           “Enforcement Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with an action to enforce indemnification or advancement rights, or an appeal from such action, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.

(d)           “Enterprise” shall mean any domestic or foreign, for-profit or not-for-profit, corporation (other than an Alkermes Company), partnership, joint venture, trust, employee benefit plan or other legal entity of which Indemnitee is or was serving as a Representative at the request of an Alkermes Company.

(e)           “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f)           “Independent Counsel” shall mean a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of Pennsylvania corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) an Alkermes Company, any Enterprise or Indemnitee in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either an Alkermes Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(g)            “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of an Alkermes Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of an Alkermes Company or is or was serving at the request of an Alkermes Company as a Representative of any Enterprise or by reason of any action taken by him or her or of any action taken on his or her part while acting as director or officer of an Alkermes Company or while serving at the request of an Alkermes Company as a Representative of any Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement; provided, however, that the term “Proceeding” shall not include any action, suit or arbitration, or part thereof, initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement as provided for in Section 13(e) of this Agreement.

(h)            “Representative” shall mean a person occupying the position or discharging the functions of a director, officer, employee, fiduciary, trustee or agent thereof, regardless of the name or title by which the person may be designated. The term does not imply that a director, as such, is an agent of a corporation.

(i)           “To The Maximum Extent Permitted By Law” shall include, but not be limited to: (i) to the maximum extent permitted by the provision of the Pennsylvania Business Corporation Law of 1988 (the “PBCL”) that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the PBCL or such provision thereof; and (ii) to the maximum extent authorized or permitted by any amendments to or replacements of the PBCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its Representatives.

(j)           “Voting Securities” shall mean, with respect to any entity, any securities of such entity which vote generally in the election of directors.

Section 3.  Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of an Alkermes Company to procure a judgment in its favor.  Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Alkermes Group and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that the Company has no obligation to indemnify the Indemnitee for amounts paid in settlement without the Company’s prior written consent.

Section 4.  Indemnity in Proceedings by or in the Right of an Alkermes Company.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of an Alkermes Company to procure a judgment in its favor.  Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Alkermes Group.  No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to an Alkermes Company, unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of such Alkermes Company is located or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court of common pleas or other court deems proper.

Section 5.  Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provisions of this Agreement and except as provided in Section 8, to the extent that Indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6.  Indemnification For Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, To The Maximum Extent Permitted By Law, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 7.  Additional Indemnification.

Except as provided in Section 8, notwithstanding any limitation in Sections 3, 4 or 5, the Company shall indemnify Indemnitee To The Maximum Extent Permitted By Law if Indemnitee is a party to or is threatened to be made a party to any Proceeding (including a Proceeding by or in the right of an Alkermes Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding.

Section 8.  Exclusions.  Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement:

(a)           to make any indemnity for amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such amounts under any insurance policy, contract, agreement or otherwise;

(b)           to make any indemnity for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Parent Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of applicable statutory law or common law;

 (c)           to make any indemnity or advancement that is prohibited by applicable law; or

(d)           to make any indemnity or advancement in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against an Alkermes Company or any director, officer, employee or other indemnitee of an Alkermes Company unless (i) the Board or the Parent Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) such Proceeding (or any part of any Proceeding) is initiated after a Change of Control has occurred after the date of this Agreement or (iv) such Proceeding (or any part of any Proceeding) is brought to establish or enforce a right to indemnification under this Agreement or any other law, statute or rule.

Section 9.  Advances of Expenses.  The Company shall advance, To The Maximum Extent Permitted By Law, the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that Indemnitee undertakes to the maximum extent required by law to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company.  The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein.  Nothing in this Section 9 shall limit Indemnitee’s right to advancement pursuant to Section 13(e) of this Agreement.

Section 10.  Procedure for Notification and Defense of Claim.

(a)           To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor and, if Indemnitee so chooses pursuant to Section 11 of this Agreement, such written request shall also include a request for Indemnitee to have the right to indemnification determined by Independent Counsel.

(b)           The Company will be entitled to participate in the Proceeding at its own expense.

Section 11.  Procedure Upon Application for Indemnification.

(a)           Upon written request by Indemnitee for indemnification pursuant to Section 10(a), a determination, if such determination is required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) by Independent Counsel in a written opinion to the Board if Indemnitee so requests in such written request for indemnification pursuant to Section 10(a), or (ii) by the Company in accordance with applicable law if Indemnitee does not so request such determination be made by Independent Counsel.  In the case that such determination is made by Independent Counsel, a copy of Independent Counsel’s written opinion shall be delivered to Indemnitee and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.  Indemnitee shall cooperate with the Independent Counsel or the Company, as applicable, making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel or the Company, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Independent Counsel or the Company shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b)           In the event that Indemnitee exercises his or her right to have his or her entitlement to indemnification determined by Independent Counsel pursuant to clause (i) of Section 11(a), the Independent Counsel shall be selected by Indemnitee.  The Company may, within ten (10) days after written notice of such selection, deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within twenty (20) days after the later of (i) submission by Indemnitee of a written request for indemnification and Independent Counsel pursuant to Sections 10(a) and 11(a)(i) hereof, respectively, and (ii) the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected without objection, Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate.   The person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a) hereof.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 12.  Presumptions and Effect of Certain Proceedings.

(a)           In making a determination with respect to entitlement to indemnification hereunder, it shall be presumed that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption. Neither (i) the failure of the Company or of Independent Counsel to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company or by Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)           The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Alkermes Group, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(c)           The knowledge and/or actions, or failure to act, of any Representative of an Alkermes Conpany or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 13.  Remedies of Indemnitee.

(a)           Subject to Section 13(f), in the event that (i) a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification that does not include a request for Independent Counsel, (iv) payment of indemnification is not made pursuant to Section 5 or 6 or the last sentence of Section 11(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor or (v) payment of indemnification pursuant to Section 3, 4 or 7 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of his or her entitlement to such indemnification or advancement. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred and eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 13(a); provided, however, that the foregoing time limitation shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)           In the event that a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c)           If a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)           The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)           The Company shall indemnify Indemnitee against any and all Enforcement Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, To The Maximum Extent Permitted By Law, such Enforcement Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Company under this Agreement or under any liability insurance policies maintained by any Alkermes Company for coverage of any Representatives of the Alkermes Group, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be, in the suit for which indemnification or advancement is being sought.

(f)           Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

Section 14.  Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)           The rights of indemnification and to receive advancement as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the articles of association, bylaws or other governing documents of any Alkermes Company, any agreement, a vote of shareholders or a resolution of directors, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Pennsylvania law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the articles of association, bylaws (or other governing documents) and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)           To the extent that any Alkermes Company maintains an insurance policy or policies providing liability insurance for Representatives of the Alkermes Group or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such Representative under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, an Alkermes Company has liability insurance in effect covering Representatives of the Alkermes Group, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)           In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)           The Company’s obligation to provide indemnification or advancement hereunder to Indemnitee who is or was serving at the request of an Alkermes Company as a Representative of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement from such other Enterprise.

Section 15.  Duration of Agreement.  This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a Representative of the Parent Company or one of its subsidiaries or (b) one (1) year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement hereunder and of any proceeding commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, division or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Parent Company or the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 16.  Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable To The Maximum Extent Permitted By Law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 17.  Enforcement.

(a)           The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director and/or secretary of an Alkermes Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director and/or secretary of an Alkermes Company.

(b)           This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the charters, the bylaws, the articles of association and other governing documents of the applicable Alkermes Companies, any indemnification agreement entered into by Indemnitee with the Parent Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 18.  Modification and Waiver.  No supplement, modification or amendment, or waiver of any provision, of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 19.  Notice by Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement as provided hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

Section 20.  Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a)           If to Indemnitee, at such address as Indemnitee shall provide to the Company.
(b)           If to the Company to:

Alkermes, Inc.
852 Winter Street
Waltham, Massachusetts 02451
Attn.: General Counsel
Fax No.:  781-890-0524

or to any other address as may have been furnished to Indemnitee by the Company.

Section 21.  Contribution.  To The Maximum Extent Permitted By Law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the applicable Alkermes Company or Companies and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of  the applicable Alkermes Company or Companies (and its or their Representatives) and Indemnitee in connection with such event(s) and/or transactions.

Section 22.  Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in a court of competent jurisdiction in the Commonwealth of Pennsylvania (a “Pennsylvania Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Pennsylvania Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at the address set forth in Section 20 of this Agreement with the same legal force and validity as if served upon such party personally within the Commonwealth of Pennsylvania, (iv) waive any objection to the laying of venue of any such action or proceeding in the Pennsylvania Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Pennsylvania Court has been brought in an improper or inconvenient forum.

Section 23.  Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 24.  Miscellaneous.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

ALKERMES, INC.

By:   ____________________________
Madeline Coffin
Vice President, Human Resources

     __________________________________
     Indemnitee

     __________________________________
     Name

Current Indemnitee Address/Phone

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________________________________

________________________________

[Signature Page – Alkermes, Inc.]